                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                                  IOMED, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (4)    Proposed maximum aggregate value of transaction: N/A

       (5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

       (2)    Form, Schedule or Registration Statement no.:

       (3)    Filing Party:

       (4)    Date Filed:

                                  IOMED, INC.
                              3385 WEST 1820 SOUTH
                           SALT LAKE CITY, UTAH 84104
                            TELEPHONE (801) 975-1191

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1998

     The Annual Meeting of Shareholders of IOMED, Inc. (the "Company") will be held Friday, November 20, 1998, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah 84101, to consider and take action upon the following matters:

     1. Election of two directors to serve a term of three years or until their successors are duly elected and qualified.

     2. Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 1999.

     3. To act upon any other business that may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on October 16, 1998, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Robert J. Lollini
                                      ----------------------------
                                          Robert J. Lollini
                                          Secretary

October 16, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                  IOMED, INC.
                              3385 WEST 1820 SOUTH
                           SALT LAKE CITY, UTAH 84104
                            TELEPHONE (801) 975-1191

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1998

                            ------------------------

                     SOLICITATION AND REVOCABILITY OF PROXY

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of IOMED, Inc. (the "Company"), for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 20, 1998, at 10:00 a.m. (Mountain Standard Time) or at any adjournment(s) thereof. The Annual Meeting will be held at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah 84101.

     These proxy solicitation materials, form of proxy and the Annual Report to shareholders for the fiscal year ended June 30, 1998 (the "Last Fiscal Year"), including financial statements, were first mailed to all shareholders entitled to vote at the Annual Meeting on or about October 23, 1998.

RECORD DATE AND VOTING SECURITIES

     The no par value Common Stock of the Company is the only authorized voting security of the Company. Shareholders of record as of October 16, 1998 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. At the Record Date, 6,499,518 shares of the Company's Common Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the Annual Meeting in and of itself will not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each common share held as of the Record Date. Shareholders will not be entitled to cumulate their votes in the election of directors.

     The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies are being solicited primarily by mail, but directors, officers and regular employees of the Company may also solicit proxies personally, by telephone, facsimile or by special letter.

QUORUM AND ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. In general, Utah law provides that a quorum consists of a majority of shares which are entitled to vote at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present (in person or represented by proxy) at a duly held meeting at which a quorum is present is required under Utah law for approval of proposals presented to shareholders.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but will not treat the shares as votes in favor of or opposed to any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of the Company's nominees for director and FOR the confirmation of the appointment of Ernst & Young, LLP as the Company's independent auditors and, as the proxy holders deem advisable, on certain other matters that may properly come before the meeting. The proxy will not confer authority on the proxy holders to vote for the election of any person to an office for which no bona fide nominee is named in this proxy statement.

     If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter for purposes of determining if a quorum is present. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Utah concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT 1999 ANNUAL MEETING

     All shareholder proposals intended to be included in the proxy materials for consideration at the 1999 Annual Meeting of Shareholders must be received by the Company no later than February 20, 1999. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons owning ten percent of the Company's Common Shares (collectively, "Reporting Persons") to file reports of ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.

     Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Reporting Persons during fiscal year 1998 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, with the exception of Michael T. Sember who, the Company believes, was delinquent in the initial filing of a required Form 3 report. Mr. Sember, a member of the Company's Board of Directors, does not own any Common Shares, and the Company believes that Mr. Sember has not engaged in any transaction involving such Common Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Shares as of October 1, 1998, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Shares, (ii) each of the Company's directors, (iii) each of the Named Executive Officers of the Company (as defined below) and (iv) all directors and Named Executive Officers as a group:

                                                                 SHARES       APPROXIMATE
                                                              BENEFICIALLY    PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)       TOTAL(2)
            ------------------------------------              ------------    -----------
5% SHAREHOLDERS
  Elan International Services, Ltd.(3)......................   2,204,358         29.4%
     102 St. James Court
     Flatts Smiths FL04 Bermuda
  Newtek Ventures...........................................     618,426          9.5%
     500 Washington Street, Suite 720
     San Francisco, CA 94111
  MBW Venture Partners, LP(4)...............................     610,686          9.4%
     350 Second Street, Suite 8
     Los Altos, CA 94022
  Laboratoires Fournier, S.C.A..............................     368,498          5.7%
     42, rue de Longvic
     21300 Chenove France
DIRECTORS
  James R. Weersing(5)......................................       2,760            *
  John W. Fara, Ph.D.(6)....................................       6,248            *
  Steven P. Sidwell(7)......................................       5,954            *
  Peter J. Wardle(8)........................................          --            *
  Warren Wood(9)............................................       2,322            *
  Michael T. Sember(10).....................................          --            *
NAMED EXECUTIVE OFFICERS
  W. Tim Miller(11).........................................      46,026            *
  Thomas M. Parkinson, Ph.D.(12)............................      32,873            *
  Robert J. Lollini(13).....................................      41,368            *
  Tim Lucas(14).............................................       5,952            *
  Executive officers and directors as a group (10
     persons)(15)...........................................     143,503          2.2%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated in these footnotes, or pursuant to applicable state community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

 (2) Percentages are determined based upon 6,499,518 shares of Common Stock outstanding on October 1, 1998, together with any applicable convertible preferred stock, warrants and options convertible or exercisable within 60 days of October 1, 1998, for such shareholder.

 (3) Includes 893,801 shares of Series D non-voting convertible Preferred Shares, convertible into Common Shares on a share-for-share basis, and 104,166 Common Shares subject to outstanding warrants.

 (4) Includes 470,230 and 140,456 Common Shares held of record by MBW Venture Partners, LP and Michigan Investment Fund, LP, respectively, which are managed, and assumed to be controlled, by MBW Management, Inc.

 (5) Includes Common Shares held in the name of a revocable trust for which Mr. Weersing serves as co-trustee along with his spouse. Mr. Weersing is a general partner of MBW Management, Inc. Mr. Weersing disclaims beneficial ownership of the shares beneficially owned by MBW Management, Inc. and its affiliates.

 (6) Includes 6,248 Common Shares subject to options held by Dr. Fara.

 (7) Includes 5,954 Common Shares subject to options held by Mr. Sidwell.

 (8) Mr. Wardle is a general partner of Newtek Ventures, but disclaims beneficial ownership of the Common Shares held by Newtek Ventures.

 (9) Includes 2,322 Common Shares subject to options held by Mr. Wood.

(10) Mr. Sember is an executive officer of Elan Corporation plc ("Elan") and disclaims beneficial ownership of shares owned beneficially by Elan International Services Ltd, a subsidiary of Elan.

(11) Includes 44,332 Common Shares subject to options held by Mr. Miller.

(12) Includes 32,873 Common Shares subject to options held by Dr. Parkinson.

(13) Includes 36,612 Common Shares subject to options held by Mr. Lollini.

(14) Includes 4,286 Common Shares subject to options held by Mr. Lucas.

(15) Includes 132,627 Common Shares subject to options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Articles of Incorporation divides the Board into three classes. Each year, the directors in one of these three classes are elected to serve a three-year term. The term for the Company's class three directors, currently comprised of Messrs. Peter J. Wardle and Warren Wood, expire at the Annual Meeting. The Board has nominated Messrs. Wardle and Wood for reelection as directors in that class for the term expiring in 2001. Biographies for each of Messrs. Wardle and Wood are set forth below. If either nominee for director becomes unavailable for election, the vacancy shall be filled by a vote of a majority of the directors then in office.

     Ned M. Weinshenker, Ph.D., age 56, served as a director of the Company since 1990 and as the Company's Chief Executive Officer since 1992. Effective September 18, 1998, Dr. Weinshenker resigned as an executive officer and director of the Company. The Board of Directors intends to appoint a director to fill the vacancy created by Dr. Weinshenker's resignation in the near future. The new director will serve for the remainder of the term, which will expire in 2000.

     The Chairman and Chief Financial Officer intend to vote the shares represented by proxies for all of the Board's nominees, except to the extent authority to vote for the nominees is withheld.

     The Board of Directors recommends a vote FOR the election of both nominees for director.

NOMINEES FOR ELECTION AS DIRECTORS (TERM EXPIRES 2001)

     Peter J. Wardle, age 63, has served as a director of the Company since 1987. Mr. Wardle has been a General Partner of Newtek Ventures, a venture capital company, since 1983. Mr. Wardle also serves as a director of Laser Diagnostic Technologies, a medical device company, Microbar, Inc., a software company, IES Technologies Corporation, a software company, and Sensys Instruments Corporation, a semiconductor company. Mr. Wardle received a Bachelor of Arts degree in History and Economics from Dartmouth College.

     Warren Wood, age 67, has served as a director of the Company since 1996. In 1996 Mr. Wood retired as Chairman of the Board of Directors, President and Chief Executive Officer of Cabot Medical Corporation, a medical device company, a position he held since 1983. Mr. Wood received a Bachelor of Science in Electrical Engineering from the University of Washington.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRES 1999)

     John W. Fara, Ph.D., age 56, has served as a director of the Company since 1992. Dr. Fara has served as the President and Chief Executive Officer of DepoMed, Inc., a publicly traded pharmaceutical company, since 1996. Dr. Fara also serves as a director of two other companies, PediaPharm, Inc. and Cooks Pharma, Inc.

From 1990 to 1996, Dr. Fara was President and Chief Executive Officer of Anergen, Inc., a biotechnology company. Dr. Fara received a Bachelor of Science degree in Pharmacy from the University of Wisconsin and a Ph.D. in Physiology from the University of California, Los Angeles.

     Steven P. Sidwell, age 58, has served as a director of the Company since 1993. In July 1998, Mr. Sidwell joined Ansys, Inc. as Executive Vice President of Operations. Mr. Sidwell served as the Executive Vice President of SensorMedics, Inc., a cardiopulmonary diagnostic device manufacturer and a subsidiary of ThermoElectron, Inc. from 1996 to 1998. Mr. Sidwell served as the Vice President of Operations and as Executive Vice President for SensorMedics between 1991 and 1996. Mr. Sidwell received a Bachelor of Science degree in Chemical Engineering from Purdue University and an MBA from the Wharton School at the University of Pennsylvania.

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRES 2000)

     Michael T. Sember, age 48, has served as a director of the Company since May of 1997. Mr. Sember is Vice President of Planning, Investments and Development for Elan. Prior to joining Elan, Mr. Sember was with Marion Merrell Dow, Inc. from 1973 to 1991 and, prior to that, Marion Laboratories. Mr. Sember also serves as a director of both Acorda Therapeutics, Inc., a pharmaceutical company, and the Georgia Biomedical Partnership, an industry trade organization, and as Chairman and Chief Executive Officer of Targon Corporation, a joint venture company of Elan and CYTOGEN Corp. Mr. Sember received a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst College.

     James R. Weersing, age 59, has served as Chairman of the Company's Board of Directors since 1992, and has been a director of the Company since 1987. Mr. Weersing has been Managing General Partner of MBW Management, Inc., a venture capital firm, since 1983. Mr. Weersing also serves as a director of Ventana Medical Systems, Inc., a publicly traded medical diagnostics company. Mr. Weersing received a Bachelor of Science degree in Mechanical Engineering and an MBA degree from Stanford University.

OPERATION OF THE BOARD OF DIRECTORS

     Pursuant to Utah law, under which the Company is organized, the Company's business, property and affairs are managed under the direction of the Board of Directors. During fiscal year 1998, there were six meetings of the Board. Each current director attended 75% or more of the aggregate of (i) the meetings of the Board held when he was a director and (ii) the meetings held by all Board committees on which he served, except Dr. John Fara, who attended 67% of the Board meetings.

COMMITTEES OF THE BOARD

     The Board of Directors has established four committees, the Executive Committee, Audit Committee, Compensation Committee and Special Committee. Each of these committees is responsible to the full Board of Directors, and its activities are subject to approval of the Board of Directors. The Executive Committee is charged with overseeing the operations of the Company, and generally has all of the authority of the full Board of Directors, between regularly scheduled meetings of the full Board of Directors. The Executive Committee is comprised of Messrs. Weersing and Wardle. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent auditors, the scope of other services provided by the Company's independent auditors, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including the selection and retention of the Company's independent auditors. The Audit Committee is comprised of Mr. Weersing, Dr. Fara and Mr. Sidwell. The Compensation Committee administers the Company's compensation programs, reviews and recommends to the Board of Directors compensation arrangements for senior Company management and directors, and performs such other duties as may from time to time be determined by the Board of Directors. In addition, the Compensation Committee is responsible for administering the Company's stock option plans. The Compensation Committee is comprised of Mr. Weersing, Dr. Fara and

Mr. Wardle. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members. The Special Committee was established during fiscal 1998 and was charged with overseeing the actions to be taken by the Company with respect to the initial public offering of its Common Shares, and generally had all of the authority of the full Board of Directors on issues relating to such offering. The Special Committee was comprised of Dr. Weinshenker, and Messrs. Weersing and Wood.

DIRECTOR COMPENSATION

     Directors are not paid any cash compensation for attendance at directors' meetings or for attending or participating on any committee. Directors are reimbursed, however, for the reasonable out-of-pocket expenses they incur in connection with attendance at meetings. In addition, all non-employee directors are eligible to participate in the Company's stock option plans. Upon the approval of the Board of Directors, certain non-employee directors have been granted non-qualified options to purchase Common Shares. Dr. Fara and Messrs. Sidwell and Wood have received options to purchase 6,248, 6,207 and 4,166 Common Shares, respectively. The option grants vest over periods ranging from 1 to 4 years. All such options are exercisable at an exercise price equal to the fair market value of the Common Shares on the date of grant (as adjusted for stock splits and similar transactions), and are subject to certain vesting schedules. The number of shares subject to any such grants, and the exercise price(s) of the shares underlying those grants, are determined by the Compensation Committee and approved by the Board of Directors.

                                   PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for fiscal year ending June 30, 1999. The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 1999.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     Ned M. Weinshenker, Ph.D., age 56, resigned as the Company's President and Chief Executive Officer effective September 18, 1998.

     W. Tim Miller, age 47, has served as Executive Vice President, Sales and Marketing and General Manager, Clinical Systems since joining the Company in 1994. Between 1991 and 1994, Mr. Miller was the President and Chief Executive Officer of Sharpe Endosurgical Corporation, a company that designs, manufactures, and markets specialty endosurgical instruments. From 1990 to 1991, Mr. Miller was a partner in Kansas Creative Devices, a medical device design firm. Between 1986 and 1990, Mr. Miller was a Vice President and General Manager of the Diagnostics Division of Marion Laboratories, where he led the sales efforts for a variety of diagnostic products including the 10 Minute Strep Throat ID System. Prior to 1986, Mr. Miller held senior sales positions with American Home Products Corporation and American Hospital Supply Corporation. Mr. Miller previously served as a director of the American Social Health Association and the Biomedical Marketing Association. Mr. Miller received a Bachelor of Science degree in Life Science from Southern Indiana University.

     Thomas M. Parkinson, Ph.D., age 62, joined the Company in 1991 and presently serves as Vice President, Research and Development and General Manager, Dermion, a wholly owned subsidiary of

IOMED. Prior to joining the Company he was Vice President of Research and Development for Sequus, Inc., where he was responsible for biopharmaceutics, clinical testing, and developing regulatory strategy for new liposome drug delivery systems. Prior to that, Dr. Parkinson was Director of Medical Affairs for Collagen Corporation, a chemical technology company, and Vice President of Dynapol, Inc., a chemical technology company. From 1968 to 1974 he also was head of the Atherosclerosis Research Section of Upjohn Company, a pharmaceutical manufacturer, where he developed Colestid, Upjohn's first cholesterol-lowering drug. Dr. Parkinson received a Bachelor of Science degree in Chemistry from Providence College and a Ph.D. in Biochemistry and Medical Sciences from the University of Florida College of Medicine.

     Robert J. Lollini, age 44, has served as Vice President, Finance, Chief Financial Officer and Secretary since joining the Company in 1993. Mr. Lollini also serves as Vice President, Secretary and Treasurer, Dermion. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

     Timothy B. Lucas, age 35, joined the Company in 1991 and presently serves as the Director of National Sales for the Company's products. From 1989 to 1991, Mr. Lucas served in various national and regional sales capacities with the Nortech Division of Medtronic, Inc., a manufacturer of external neuromuscular stimulators. Prior to joining Medtronic, Mr. Lucas was a Field Sales Manager with SePro Healthcare, Inc., a manufacturer of orthopedic products. Mr. Lucas received a Bachelor of Science degree in Marketing from York College of Pennsylvania.

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to or earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the fiscal years ended June 30, 1998, 1997 and 1996:

                                                                                          LONG TERM
                                                    ANNUAL COMPENSATION              COMPENSATION AWARDS
                                            ------------------------------------   -----------------------
                                                                      OTHER        RESTRICTED     AWARDS
                                                                     ANNUAL          STOCK      UNDERLYING
    NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS    COMPENSATION(1)     AWARDS      OPTIONS
    ---------------------------      ----   --------   -------   ---------------   ----------   ----------
Ned M. Weinshenker, Ph.D...........  1998   $199,000   $    --       $ 5,000          --              --
  President, Chief Executive
     Officer                         1997    189,000    25,000         5,000          --              --
  and Director(2)                    1996    182,000    32,500         5,000          --          13,541
W. Tim Miller......................  1998   $163,000   $    --       $11,000(3)       --              --
  Executive Vice President, Sales
     and                             1997    152,000    25,000        11,000(3)       --              --
  Marketing; General Manager,
     Clinical                        1996    144,000    25,000        11,000(3)       --           5,208
  Systems
Thomas M. Parkinson, Ph.D..........  1998   $123,000   $    --       $ 3,000          --              --
  Vice President, Research and       1997    115,000    25,000         5,000          --              --
  Development; General Manager,      1996    107,000    20,000         5,000          --           5,208
  Dermion
Robert J. Lollini..................  1998   $160,000   $    --       $ 5,000          --              --
  Vice President, Finance, Chief     1997    145,000    25,000         5,000          --              --
  Financial Officer and Secretary    1996    135,000    25,000         5,000          --          10,416
Timothy B. Lucas...................  1998   $124,000   $ 5,000       $12,000(4)       --              --
  Director of National Sales         1997    119,000    16,000        12,000(4)       --              --
                                     1996    113,000    16,000        12,000(4)       --           4,583

---------------
(1) Represents medical and dental insurance and premiums on group term life insurance.

(2) Dr. Weinshenker resigned as both an executive officer and a director of the Company effective September 18, 1998.

(3) Includes principal and interest payment of $6,000 due on a $25,000 bridge loan made by the Company to Mr. Miller in connection with his relocation, and which was forgiven by the Company.

(4) Includes automobile reimbursement of $7,000.

STOCK OPTION GRANTS/EXERCISES

     There were no stock options granted to or exercised by the Named Executive Officers during the fiscal year ended June 30, 1998.

FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding the number and value of options held by the Named Executive Officers on June 30, 1998:

                                          NUMBER OF SECURITIES
                                               UNDERLYING               VALUE OF OUTSTANDING
                                           OUTSTANDING OPTIONS          IN-THE-MONEY OPTIONS
                                          AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                                       ---------------------------   ---------------------------
                NAME                   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                   -----------   -------------   -----------   -------------
Ned M. Weinshenker, Ph.D.............    48,112          8,970       $45,559.32      $  342.55
W. Tim Miller........................    40,342          6,532        12,412.40       1,129.05
Thomas M. Parkinson, Ph.D............    31,802          3,613        61,885.15         180.38
Robert J. Lollini....................    35,019          6,646         9,975.56         180.38
Timothy B. Lucas.....................     3,830          2,419           822.25         180.38

---------------
(1) Value is based on the closing sale price of the Common Stock as of the last business day of the fiscal year, June 30, 1998, ($5.125), minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Program

     The objectives of the Company's executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward highly qualified executive officers who contribute to the long-term success of the Company. To ensure that compensation is competitive, the Company compares its compensation practices with those of comparable pharmaceutical products companies and other relevant U.S. companies in a similar stage of development. The annual compensation for the Company's executive officers currently consists of three elements: salary, incentive bonus and equity participation. Executive officers are also entitled to participate in the same medical and other benefit plans available to employees of the Company.

     Annual salaries and incentive bonuses for executive officers are determined based upon corporate and individual performance. While industry-wide practices are deemed to be important indicators of appropriate compensation levels, the Compensation Committee believes the most important considerations in setting an executive's base salary and incentive bonus are individual and corporate performance.

     Corporate performance is evaluated by reviewing the extent to which the Company meets strategic and business planning goals and objectives. Individual performance is evaluated by reviewing attainment of specific individual objectives and the degree to which teamwork and Company values are fostered. Incentive bonuses are discretionary and based upon the achievement of functional, departmental and corporate goals as well as individual performance. The Compensation Committee evaluates the achievement of the annual goals and objectives established for the executive officers and their contribution to the Company on an annual basis.

     Equity participation has traditionally been in the form of stock option awards. Such awards are designed to promote the integration of the long-term interests of the Company's employees, including its executive officers, and its shareholders, and to assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the employee's position with the Company and his actual or potential contributions to the Company in relation to his overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating the Company's employees. Because the option exercise price of a stock option is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of the Common Shares. All stock option awards are approved by the Compensation Committee. Stock options are used to reward substantially all employees of the Company, not just executive officers.

     In evaluating the performance and determining the total compensation of Dr. Weinshenker for fiscal 1998, the Compensation Committee considered numerous factors, including: Dr. Weinshenker's role in managing the Company's strategic relationships; progress on the Company's internal research and product development efforts; the level of success in achieving commercial operating objectives; completion of the Company's initial public offering; and his continued management responsibilities as President and Chief Executive Officer of the Company.

  Compliance with Internal Revenue Code Section 162(m)

     The Compensation Committee has not yet adopted a policy on amendments to
Section 162 of the Internal Revenue Code of 1986, as amended, which disallow deductions for compensation in excess of $1 million for certain executives of public companies. The Company believes that the compensation expected to be paid during fiscal year 1999 is below the compensation limitation.

Respectfully Submitted,

John W. Fara          Peter J. Wardle          James R. Weersing

                         SHAREHOLDER PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Nasdaq Stock Market (US Companies) and the Nasdaq Total Return Index for Pharmaceutical Stocks over the period beginning April 23, 1998 (the date of the Company's initial public offering) through the fiscal year ended June 30, 1998. The comparison assumes $100 was invested on April 23, 1998, in the Company's shares and in each of the foregoing indices and, where applicable, assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

                 COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
                AMONG THE COMPANY THE NASDAQ STOCK MARKET (U.S.)
                         AND THE NASDAQ PHARMACEUTICAL

                                                          NASDAQ STOCK           NASDAQ
                                       IOMED, INC.        MARKET (U.S.)      PHARMACEUTICAL
4/27/98                                  100.00              100.00              100.00
4/98                                     101.67              101.69               97.54
5/98                                      86.67               96.12               94.18
6/98                                      68.33              102.88               92.69

---------------
* $100 INVESTED ON 4/27/98 IN STOCK OR ON 3/31/98 IN INDEX (INCLUDING REINVESTMENT OF DIVIDENDS) THROUGH THE FISCAL YEAR ENDING JUNE 30, 1998.

     The information contained in the Stock Performance Graph should not be deemed to be "soliciting material", nor should such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1997, the Company entered into agreements with Elan, an international developer and manufacturer of advanced drug delivery technologies, and certain of its affiliates. The agreements provide the Company with exclusive, worldwide licenses to certain of Elan's iontophoretic drug delivery technology, including over 250 issued and 47 pending United States and foreign patents, as well as a significant body of know-how and clinical study results. The Company acquired the Elan technology by issuing two promissory notes, a $10.0 million note and a $5.0 million note (the "Elan Notes"). Concurrently with the closing of its initial public offering in April 1998, the Company repaid the Elan Notes and Elan purchased, in a private placement transaction, 1,206,391 Common Shares and 893,801 Series D Preferred Shares of the Company. Mr. Sember is an executive officer of Elan and serves as a member of the Company's board of directors.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K, including financial statements, for the fiscal year ended June 30, 1998, is being furnished to each shareholder with this proxy statement. A portion of the information set forth in the Form 10-K was incorporated by reference from this Proxy Statement. The Company will mail an additional copy, without charge, to any shareholder upon written request. Requests should be sent to Lippert/Heilshorn & Associates, Inc., 800 Third Avenue, New York, NY 10022.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/James R. Weersing
                                       --------------------------
                                          James R. Weersing
                                          Chairman

Dated: October 16, 1998

                                  IOMED, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 20, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IOMED, INC.

    The undersigned shareholder of IOMED, Inc. (the "Company") hereby appoints Robert J. Lollini and James R. Weersing, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the Common Shares of the Company held of record by the undersigned on October 16, 1998, at the Annual Meeting of Shareholders of the Company to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on Friday, November 20, 1998, at 10:00 a.m., Mountain Standard Time, and any adjournment thereof.

PROPOSAL 1. Election of the following nominees as Directors of the Company, to serve a term of three years or until their successors are duly
            elected and qualified:    Peter J. Wardle        Warren Wood

           [ ] FOR                [ ] WITHHOLD AUTHORITY to vote for all
            nominees

            (Instruction: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above.)

PROPOSAL 2. Ratification of the appointment of Ernst & Young LLP as the
            Company's auditors for the fiscal year ending June 30, 1999.

          [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

GENERAL . To act upon any other business that may properly come before the meeting and any adjournment thereof.

          [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

            Continued and to be dated and signed on the reverse side

                          (Continued from other side)

  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO
                               POSTAGE REQUIRED.

                                                THIS PROXY, WHEN PROPERLY
                                                EXECUTED, WILL BE VOTED IN THE
                                                MANNER DIRECTED HEREIN BY THE
                                                UNDERSIGNED SHAREHOLDER IF NO
                                                DIRECTION IS MADE, THIS PROXY
                                                WILL BE VOTED FOR THE PROPOSALS.

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                           Signature

                                                (Please sign exactly and as
                                                fully as your name appears on
                                                your stock certificate. If
                                                shares are held jointly, each
                                                shareholder must sign.)

                                                Dated:

                                              -------------------------------- ,
                                                1998

RECEIPT OF THE PROXY STATEMENT, DATED OCTOBER 16, 1998, IS HEREBY ACKNOWLEDGED.